Exhibit 5.1

January 10, 2024

Ocuphire Pharma, Inc. 37000 Grand River Avenue, Suite 120 Farmington Hills, Michigan 48335

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ocuphire Pharma, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), for the registration of the Securities (defined below) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement includes three prospectuses: (i) a base prospectus (the “Base Prospectus”), covering the offering by the Company of up to $175,000,000 of its common stock, preferred stock, debt securities and/or warrants to purchase any of such securities, that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”), (ii) a sales agreement prospectus (together with the Base Prospectus, the “Sales Agreement Prospectus”), covering the offering, issuance and sale by the Company of up to $40,000,000 (which amount is included in the $175,000,000 aggregate offering price set forth in the Base Prospectus) of its common stock, par value $0.0001 per share, (the “Sales Agreement Shares”) that may be sold and issued under that certain Capital on DemandTM Sales Agreement, dated March 11, 2021, by and between the Company and JonesTrading Institutional Services, LLC (the “Sales Agreement”), and (iii) a purchase agreement prospectus (together with the Base Prospectus, the “Purchase Agreement Prospectus”), covering the offering, issuance and sale by the Company of up to $50,000,000 (which amount is included in the $175,000,000 aggregate offering price set forth in the Base Prospectus) of its common stock, par value $0.0001 per share, (the “Purchase Agreement Shares”) that may be sold and issued under that certain Purchase Agreement, dated as of August 10, 2023, by and between the Company and Lincoln Park Capital Fund, LLC (the “Purchase Agreement”).  The Base Prospectus, as supplemented by one or more Prospectus Supplements, the Sales Agreement Prospectus and the Purchase Agreement Prospectus may cover the offer, issuance and sale of (i) shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); (ii) one or more series of shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”); (iii) one or more series of debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Preferred Stock, Common Stock or Debt Securities (the “Warrants”) (v) the Sales Agreement Shares; and (vi) the Purchase Agreement Shares.
Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

January 10, 2024

Any Debt Securities will be issued under one or more indentures in the form to be filed as an exhibit to the Registration Statement (the “Indenture”) relating to the issuance of Debt Securities by the Company.  The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent (each, a “Warrant Agent”).  The Indenture and the Warrant Agreements are herein collectively referred to as the “Agreements.” The shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, the Sales Agreement Shares, and the Purchase Agreement Shares are herein collectively referred to as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion letter, we have examined and relied upon originals or copies of such records, instruments, certificates, opinions, memoranda and other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently sought to verify such matters.  In rendering the opinions in this opinion letter, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the legal effectiveness of such documents.

With respect to our opinions as to the Common Stock to be offered and sold by the Company (other than the Sales Agreement Shares and the Purchase Agreement Shares), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or the conversion price for Preferred Stock or Debt Securities convertible into Common Stock or the exercise price for Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock.  With respect to our opinion as to the Preferred Stock to be offered and sold by the Company, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or the conversion price for Debt Securities convertible into Preferred Stock or the exercise price for Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.    We have also assumed that any Debt Securities offered under the Registration Statement will be issued pursuant to the form of Indenture filed as an exhibit to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein.  We have also assumed that any Warrants offered under the Registration Statement, and any related Warrant Agreement, will be executed in the forms filed as exhibits to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein.  We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

January 10, 2024

With respect to the Sales Agreement Shares, we have assumed (i) that each sale of the Sales Agreement Shares will be duly authorized by the Board of Directors of the Company (the “Board”), a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”), (ii) that no more than 4,901,961 Sales Agreement Shares will be sold under the Sales Agreement pursuant to the Sales Agreement Prospectus, and (iii) that the price at which the Sales Agreement. Shares are sold will equal or exceed the par value of the Common Stock.  We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares of Common Stock issuable under the Sales Agreement to exceed the number of shares of Common Stock available for issuance by the Company.

With respect to the Purchase Agreement Shares, we have assumed (i) that each sale of the Purchase Agreement Shares will be duly authorized by the Board, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the DGCL, (ii) that the Purchase Agreement Shares will be sold for a price per share equal to or greater than the minimum price, authorized by the Board or a duly authorized committee thereof prior to the date of issuance, under the Purchase Agreement pursuant to the Purchase Agreement Prospectus, and (iii) that the price at which the Purchase Agreement Shares are sold will equal or exceed the par value of the Common Stock. We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares of Common Stock issuable under the Purchase Agreement to exceed the number of shares of Common Stock available for issuance by the Company.

With your consent, we have also assumed (i) that each of the Agreements, the Debt Securities and the Warrants (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

January 10, 2024

Our opinions herein are expressed solely with respect to (i) the internal laws of the State of New York; (ii) the DGCL, as amended; and (iii) the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  Our opinions are based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.  It is understood that this opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and only speaks as of the date of this opinion letter.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, it is our opinion that:

1.
With respect to the Common Stock offered by the Company under the Registration Statement (other than the Sales Agreement Shares and the Purchase Agreement Shares), provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

January 10, 2024

2.
With respect to the Preferred Stock offered by the Company under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company and any applicable amendment to the Company’s Certificate of Incorporation, including any certificate of designation, fixing the terms of such Preferred Stock has been filed with the State of Delaware; (iii) the terms of the shares of the Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

3.
When (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of such Debt Securities and the consideration to be received therefor in accordance with the Indenture and the Indenture has been duly authorized by the Company and the trustee by all necessary corporate action and has been executed and delivered by the Company and the trustee, (iii) the Indenture is qualified under the United States Trust Indenture Act of 1939, as amended, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement and any required post-effective amendment thereto, the related Base Prospectus and the applicable Prospectus Supplement(s), and by such corporate action, do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Certificate of Incorporation and Bylaws of the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) notes, certificates or other evidence of the Debt Securities have been duly executed, issued and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered to the purchasers thereof against payment therefor in accordance with such corporate action and the Base Prospectus and applicable Prospectus Supplement relating to the Registration Statement, and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, the Indenture or upon exercise of any Warrant under any Warrant Agreement in accordance with their terms, as applicable, such Debt Securities will be binding obligations of the Company.  For purposes of rendering the opinions set forth in this paragraph 3, we have assumed that immediately prior to the issuance of any Debt Securities, the Indenture and any applicable supplemental indenture will be in full force and effect, with no unwaived Events of Default (as defined in the Indenture) or breaches thereunder and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

January 10, 2024

4.
When (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Warrants and the underlying securities, the terms of the offering of the Warrants and related matters, including the consideration to be received therefor, if any, and for the underlying securities, and, if applicable, to authorize the form, terms, execution and delivery of a Warrant Agreement or Warrant Agreements (including a form of certificate evidencing the Warrants, if applicable) relating to the Warrants, (iii) the Warrant Agreement or Warrant Agreements, if applicable, relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent, if any, appointed by the Company, (iv) the Warrants have been issued under a valid and legally binding Warrant Agreement, or Warrant Agreements, if applicable, relating to the Warrants that conforms to the description thereof provided in a Prospectus Supplement and any related offering material and do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Certificate of Incorporation and Bylaws of the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Warrants or certificates representing the Warrants have been duly executed, countersigned and registered, if applicable, issued and delivered in accordance with the Base Prospectus and applicable Prospectus Supplement relating to the Registration Statement and in accordance with the appropriate Warrant Agreement, if any, and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, as applicable, and such corporate action, in exchange for payment of the consideration for such Warrants, if any, provided for in such agreement, such Warrants will be binding obligations of the Company.

5.
The Sales Agreement Shares, when sold and issued against payment therefor in accordance with the Sales Agreements, the Registration Statement and the Sales Agreement Prospectus, will be validly issued, fully paid and non-assessable.

6.
The Purchase Agreement Shares, when sold and issued against payment therefor in accordance with the Purchase Agreement, the Registration Statement and the Purchase Agreement Prospectus, will be validly issued, fully paid and non-assessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

January 10, 2024

In giving the opinions set forth above, with respect to each Security opined on in this opinion letter we have assumed that (i) at or prior to the time of the delivery of such Security, the authorization of such Security will not have been modified or rescinded, and there will not have occurred any change in law affecting such Security, including its validity or enforceability and (ii) none of the terms of any such Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the Company, with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance, fraudulent transfer and voidable transaction laws), general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

We express no opinion as to the validity, binding effect or enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights, defenses or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, (iv) obligations to pay any prepayment premium, default interest rate, early termination fee, late charges, monetary penalties, make-whole premiums or other form of liquidated damages, if the payment of such premium, interest rate, fee, late charge, monetary penalty, make-whole premium or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination, usury and other interest-related restrictions, (v) provisions providing that the terms of agreement may not be waived or modified except in writing, (vi) the creation, validity, attachment, perfection, or priority of any lien or security interest, (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (viii) provisions for exclusivity, election or cumulation of rights or remedies, (ix) provisions authorizing or validating conclusive or discretionary determinations, (x) proxies, powers and trusts, (x) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, or (xi) the severability, if invalid, of provisions to the foregoing effect.
Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

January 10, 2024

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the Base Prospectus, Sales Agreement Prospectus and the Purchase Agreement Prospectus included in the Registration Statement.  In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ Honigman LLP
Honigman LLP

PDT/JMH/RZK/EAAL/GSWA/JHC

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402